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                                                                 EXHIBIT 3(i).2
                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                          CLYDE A. SHORT INCORPORATED

         Clyde A. Short Incorporated, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

         FIRST: The Corporation has not received any payment for any of its stock.

         SECOND: The amendment to the Corporation's Certificate of Incorporation set forth in the following resolution approved by a majority of the Corporation's Board of Directors and was duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of
Delaware:

         RESOLVED, that the Certificate of Incorporation of the Corporation be amended by striking Article One in its entirety and replaceing therefor:

                                   "Article I
                                      Name

               The name of the corporation is CA Short Company."

         FURTHER RESOLVED, that the Certificate of Incorporation of the Corporation be amended by striking Article Ten in its entirety and replacing therefor:

                                   "Article X
                                Indemnification

         (a) Each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefits plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee or agent shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such



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indemnification shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Subsection (b) of this Article, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part hereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

         The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a Director or officer in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such person while a Director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of Directors and officers.

         (b) If a claim under Subsection (a) of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time hereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         (c) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested Directors or otherwise.

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         (d) The Corporation may maintain insurance, at is expense, to protect itself and any Director, officer, employee or agent of the Corporation or another Corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         (e) As used in this Article, references to "the Corporation" shall include, in addition to the resulting or surviving corporation, any constituent corporation absorbed in a consolidation or merger which, if its separate existence had continued , would have had power and authority to indemnify its Directors, officers, employees and agents, so that any person who is or was a Director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (f) If this Article or any portion hereof shall have invalidated on any ground by a court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Director, officer, employee and agent of the Corporation as to expenses (including attorney's fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding and an action by the Corporation, to the fullest extent permitted (i) by any applicable portion of this Article that shall not have been invalidated or (ii) by any other applicable law."

         IN WITNESS WHEREOF, Clyde A. Short Incorporated has caused this Certificate to be signed and attested by its duly authorized officer, this 8th day of November, 1996.

                             Clyde A. Short Incorporated

                             BY:  /s/  S. Robert Davis
                                 -----------------------------------
                                       S. Robert Davis, Director